Exhibit 4.9

AMENDMENT NO. 1 TO
DEBTOR-IN-POSSESSION CREDIT AGREEMENT

This amendment NO. 1 TO DEBTOR-IN-POSSESION CREDIT AGREEMENT (this "Amendment") is dated as of June 24, 2020 and is entered into by and among LIBBEY GLASS INC., a Delaware corporation ("US Borrower"), LIBBEY EUROPE B.V., a limited liability company incorporated in The Netherlands ("Netherlands Borrower"; together with US Borrower, each a "Borrower" and collectively the "Borrowers"), Libbey Inc., a Delaware corporation, as Loan Guarantor, the other Loan Parties party hereto, JPMORGAN CHASE BANK, N.A., as the Administrative Agent for the Lenders (as defined below), the Lenders party hereto and the other Persons party hereto.

W I T N E S S E T H:

WHEREAS, Borrowers, the other Loan Parties party thereto, the lenders from time to time party thereto (the "Lenders"), and the Administrative Agent are parties to that certain Debtor-In-Possession DIP Credit Agreement dated as of June 3, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the "DIP Credit Agreement"; capitalized terms not otherwise defined herein have the definitions provided therefore in the DIP Credit Agreement);

WHEREAS, the Loan Parties, Agent, and the Lenders have agreed to amend the DIP Credit Agreement;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the DIP Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Amendments. Subject to the satisfaction of the conditions set forth in Section 2 below, and in reliance on the representations set forth in Section 3 below, the DIP Credit Agreement is hereby amended as follows:

(a)     Section 1.01 of the Credit Agreement is amended by inserting a new defined term "Specified Portugal Collateral Agent" therein in its appropriate alphabetical order as follows:

"Specified Portugal Collateral Agent" has the meaning ascribed thereto in the Intercreditor Agreement.

(b)     Section 1.01 of the Credit Agreement is amended by amending and restating the following terms set forth therein in their entirety as follows:

"Administrative Agent" means JPMorgan Chase Bank, N.A, in its capacity as administrative and collateral agent for the Lenders hereunder, or, as applicable, such branches or affiliates of JPMorgan Chase Bank, N.A. as it shall from time to time designate for the purpose of performing its obligations hereunder in such capacity. References to the "Administrative Agent" shall include any other branch or affiliate of JPMorgan Chase Bank, N.A. designated by JPMorgan Chase Bank, N.A. for the purpose of performing such obligations in such capacity (including, with respect to acting as collateral agent under the Portugal Collateral Documents and the Netherlands Collateral Documents, J.P. Morgan Europe Limited) and the Specified Portugal Collateral Agent exclusively with respect to acting as collateral agent under the Portugal Collateral Documents (as applicable).

"Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement, dated as of the date hereof among the US Borrower, Holdings, the other Loan Parties party thereto, Administrative Agent, the Existing Administrative Agents, Term Loan Agent and Existing Term Loan Agent, and the other parties thereto from time to time, as the same has been and may further be amended, restated or otherwise modified from time to time (including, without limitation, by that certain Amendment No. 1 to Amended and Restated Intercreditor Agreement dated as of June 24 2020), which amends and restates in its entirety the Existing Intercreditor Agreement.

"Portugal Security Agreement" means the Portugal Security Agreement to be entered into following the Effective Date pursuant to Section 5.23 between European Collateral Agent and the Specified Portugal Collateral Agent (each acting as administrative agent for itself and on behalf of and for the benefit of the Secured Parties (as such term is defined in the Portugal Security Agreement), as applicable) and Crisal – Cristalaria Automática, S.A. and the Netherlands Borrower and such other Loan Parties (if any) party thereto from time to time (as Security Providers (as such term is defined in the Portugal Security Agreement)), in form and substance satisfactory to the Administrative Agent, and given as security for the Secured Obligations (as such term is defined in the Portugal Security Agreement), as amended, restated, supplemented or otherwise modified from time to time.

(c)     Article VIII of the Credit Agreement is hereby amended by deleting the final seven paragraphs set forth therein (such seven paragraphs beginning with a reference to "For purposes of the Portugal Collateral Documents" and ending with a reference to "as principal and as joint and several creditor", and inserting in their place the following eight paragraphs:

For the purposes of the Portugal Collateral Documents, each Lender (and each Existing Lender and each Existing Administrative Agent by executing this Agreement) hereby appoints European Collateral Agent and the Specified Portugal Collateral Agent (the latter, exclusively for the purposes of any promissory mortgage and of any mortgage deed to be executed pursuant to or in connection with the Portugal Security Agreement, its respective enforcement, relevant undertakings, representations and warranties and common terms of the Portugal Security Agreement) to act on their behalf and for their benefit in connection with the execution of the Portugal Collateral Documents. European Collateral Agent is hereby expressly authorized to execute the Portugal Collateral Documents acting for itself and on behalf of and for the benefit of each Lender (and each Existing Lender). The Specified Portugal Collateral Agent is hereby expressly authorized to execute the Portugal Collateral Documents acting for itself and on behalf of and for the benefit of each Lender (and each Existing Lender).

Furthermore, each Lender (and each Existing Lender and each Existing Administrative Agent by executing this Agreement) appoints European Collateral Agent and the Specified Portugal Collateral Agent severally each to be its attorney (with full power of substitution), on its behalf and in its name or otherwise (as a mandatário com poderes de representação in accordance and for the purposes of Article 1178 of the Portuguese Civil Code), at such time and in such manner as the attorney thinks fit, to:

(a) exercise any of the rights expressed in the Portugal Collateral Documents to be conferred on European Collateral Agent and on the Specified Portugal Collateral Agent (as applicable); and

(b) execute any notarial deed or any other document considered as necessary for the creation or perfection of any security promised or granted under the Portugal Collateral Documents (as applicable).

Each Lender (and each Existing Lender and each Existing Administrative Agent) ratifies and confirms and agrees to ratify and confirm whatever European Collateral Agent and the Specified Portugal Collateral Agent (the latter, acting lawfully) each as attorney does in the exercise or purported exercise of the power of attorney granted by it.

Should the Lenders (and the Existing Lenders and the Existing Administrative Agents) be unable to validly make the appointment and grant the powers foreseen under this Clause by executing or acceding as a party to the Loan Documents (as such term is defined in the Portugal Security Agreement), the Lenders shall, on the date of execution of, or accession to, the relevant Loan Documents (as such term is defined in the Portugal Security Agreement) and to the Portugal Security Agreement (as applicable), execute such documents as may be required for the purpose of making an appointment of, and granting powers to, European Collateral Agent and Specified Portugal Collateral Agent (as applicable), to act on their behalf and in their name or otherwise (as a mandatário com poderes de representação in accordance and for the purposes of Article 1178 of the Portugal Civil Code).

For the purposes of the above, European Collateral Agent and the Specified Portugal Collateral Agent in the exercise of the rights, powers and authority conferred and vested in it under this Agreement, any other Loan Document (as such term is defined in the Portugal Security Agreement) and the Portugal Collateral Documents for the benefit the Lenders for whom they act;

(a) will exercise their respective powers, rights, duties and authority under the Portugal Collateral Documents in the manner provided for in this Agreement and in other Loan Documents (as such term is defined in the Portugal Security Agreement) and, in so acting, each shall have the protections, immunities, limitations of liability, rights, powers, authorizations, indemnities and benefits conferred on it under and by this Agreement and any other Loan Documents (as such term is defined in the Portugal Security Agreement);

(b) shall not owe any trustee or fiduciary duties to any party to this Agreement and of any other Loan Document (as such term is defined in the Portugal Security Agreement) or any of their directors, employees, agents or affiliates; and

(c) at any time after a security granted or to be granted under the Portugal Collateral Documents has become enforceable, to the fullest extent permitted by law, any rights conferred by the Portugal Collateral Documents, this Agreement or by law upon it and/or each Lender may be exercised by European Collateral Agent and by the Specified Portugal Collateral Agent (each on its own behalf and/ or as attorney for the Lenders, the Existing Lenders and/or the Existing Administrative Agents (as applicable)).

European Collateral Agent may delegate in any manner to any person any rights exercisable by it under the Portugal Collateral Documents. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as European Collateral Agent deems fit.

European Collateral Agent is a joint and several creditor of the Secured Obligations (as such term is defined in the Portugal Security Agreement) with the Lenders (and the Existing Lenders and each Existing Administrative Agent) and may demand performance of the Secured Obligations (as such term is defined in the Portugal Security Agreement) as principal and as joint and several creditor.

Specified Portugal Collateral Agent is (subject to this paragraph and the terms of the Portugal Security Agreement) a joint and several creditor of the Secured Obligations (as such term is defined in the Portugal Security Agreement) with the European Collateral Agent and the Lenders (and the Existing Lenders and each Existing Administrative Agent), but solely for the purposes of executing the Portugal Security Agreement and any mortgage deed to be entered into in connection with the same and with respect to the ability of Specified Portugal Collateral Agent's ability to recover payments in respect thereof under the Portugal Collateral Documents (concerning only the security granted in favor of the Specified Portugal Collateral Agent) for the benefit of the European Collateral Agent and the Lenders upon and subject to written instructions provided to Specified Portugal Collateral Agent by European Collateral Agent or Administrative Agent, and upon Specified Portugal Collateral Agent's receipt of any such amounts, Specified Portugal Collateral Agent shall be required to immediately turn over to European Collateral Agent or Administrative Agent (as determined between European Collateral Agent and Administrative Agent) for application to the Secured Obligations and the Existing Secured Obligations in accordance with the terms hereof, and may (in each case solely upon its receipt of written direction or consent of European Collateral Agent or Administrative Agent to take such action) demand performance of the Secured Obligations (as such term is defined in the Portugal Security Agreement) as principal and as joint and several creditor, and may further become a creditor in respect of the Secured Obligations (as defined in the Portugal Security Agreement) to the extent applicable under any assignment of credits that may be made for purposes of enforcement or collection at any time to the extent elected in writing by Administrative Agent or European Collateral Agent (it being understood that in such case, Specified Portugal Collateral Agent's rights in respect of any such assignment of credits would be to recover proceeds pursuant to the Portugal Security Agreement and to turn such proceeds over to European Collateral Agent or Administrative Agent for application to the applicable Lenders (or Existing Lenders and each Existing Administrative Agent) in accordance with the terms of this Agreement).

2.     Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by the Administrative Agent), each to be in form and substance reasonably satisfactory to the Administrative Agent:

(a)     the Administrative Agent shall have received a fully executed copy of this Amendment executed by each of the Lenders, the Borrowers, the other Loan Parties and the other Persons party hereto; and

(b)     the Administrative Agent shall have received a fully executed copy of an Amendment No. 1 to Intercreditor Agreement dated as of even date herewith by and among the parties to the Intercreditor Agreement (and each Lender hereby authorizes the execution and delivery of such Amendment No. 1 to Intercreditor Agreement by the parties thereto).

3.     Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Amendment, each Borrower represents and warrants to the Administrative Agent and Lenders that:

(a)     the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of each Borrower and that this Amendment has been duly executed and delivered by each Borrower; and

(b)     this Amendment constitutes the legal, valid and binding obligation of each Borrower and is enforceable against each Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

4.     Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.     References; Loan Document. Any reference to the DIP Credit Agreement contained in any Loan Document or any other document, instrument or agreement executed in connection with the DIP Credit Agreement shall be deemed to be a reference to the DIP Credit Agreement as modified by this Amendment. It is acknowledged and agreed that this Amendment constitutes a Loan Document.

6.     Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery by telecopy or electronic portable document format (i.e., "pdf") transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party.

7.     Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the DIP Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the DIP Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the DIP Credit Agreement and each of the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Loan Party hereby acknowledges and agrees that, unless otherwise expressly agreed to in writing by the Administrative Agent, all Liens on the Collateral created under Loan Documents in favor of the Administrative Agent shall continue in full force and effect after giving effect to this Amendment.

8.     Confirmation by each pledgor and mortgagor under the Netherlands Security Agreements. Each pledgor and mortgagor under each Netherlands Security Agreement hereby confirms that (a) all obligations of such pledgor or mortgagor under the DIP Credit Agreement after giving effect to this Amendment shall continue to constitute (i) Netherlands Secured Obligations, Existing Netherlands Secured Obligations, US Secured Obligations or Existing US Secured Obligations, as applicable, and (ii) the applicable Parallel Debt of such pledgor or mortgagor under the applicable Netherlands Security Agreement, (b) nothing contained in this Amendment shall affect any security right under any Netherlands Security Agreement and, after giving effect to this Amendment, all of such security rights shall continue in full force and effect, and (c) each Netherlands Security Agreement shall continue to secure the relevant Existing Secured Obligations and/or Secured Obligations included in each Netherlands Security Agreement as such Existing Secured Obligations and/or Secured Obligations may have been or may be amended, restated, supplemented, increased, varied or otherwise altered, under this Amendment.

9.     Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York, but giving effect to federal laws applicable to national banks, and, to the extent applicable, the Bankruptcy Code. Notwithstanding any other provision of this Section 9, the Bankruptcy Court shall have exclusive jurisdiction over any action or dispute involving, relating to or arising out of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:

LIBBEY GLASS INC.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LIBBEY EUROPE B.V.

By:	/s/ Jennifer Michele Jaffee
Name:	Jennifer Michele Jaffee
Title:	Authorized Signatory

Signature Page to Amendment No. 1 to DIP Credit Agreement

OTHER LOAN PARTIES:

LIBBEY INC.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LGA3 CORP.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

THE DRUMMOND GLASS COMPANY

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LGA4 CORP.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

SYRACUSE CHINA COMPANY

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LGFS INC.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to DIP Credit Agreement

WORLD TABLEWARE INC.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LGC CORP.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LGAC LLC

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LIBBEY.COM LLC

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LGAU CORP.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to DIP Credit Agreement

LIBBEY INTERNATIONAL C.V. represented by its general partner Libbey Glass Inc.

By:	/s/ Jennifer Michele Jaffee
Name:	Jennifer Michele Jaffee
Title:	Senior Vice President, General Counsel and Secretary

B.V. KONINKLIJKE NEDERLANDSCHE GLASFABRIEK LEERDAM

By:	/s/ Jennifer Michele Jaffee
Name:	Jennifer Michele Jaffee
Title:	Authorized Signatory

LIBBEY EUROPE FINANCE COMPANY B.V.

By:	/s/ Jennifer Michele Jaffee
Name:	Jennifer Michele Jaffee
Title:	Authorized Signatory

LIBBEY MEXICO HOLDINGS B.V.

By:	/s/ Jennifer Michele Jaffee
Name:	Jennifer Michele Jaffee
Title:	Authorized Signatory

LIBBEY MÉXICO, S. DE R.L. DE C.V.

By:	/s/ Jennifer Michele Jaffee
Name:	Jennifer Michele Jaffee
Title:	Attorney-In-Fact

CRISA LIBBEY MÉXICO, S. DE R.L. DE C.V.

By:	/s/ Jennifer Michele Jaffee
Name:	Jennifer Michele Jaffee
Title:	Attorney-In-Fact

Signature Page to Amendment No. 1 to DIP Credit Agreement

CRISAL-CRISTALARIA AUTOMÁTICA, SA

By:	/s/ Jennifer Michele Jaffee
Name:	Jennifer Michele Jaffee
Title:	Chairman of the Board of Directors with delegated powers

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent, Lender, Issuing Bank, Swingline Lender, Existing US Administrative Agent and an Existing Lender

By:	/s/ Donna DiForio
Name:	Donna DiForio
Title:	Authorized Signatory

J.P. MORGAN EUROPE LIMITED, in its capacity as an affiliate of JPMorgan Chase Bank, N.A. designated as Administrative Agent for purposes of the Portugal Collateral Documents and Netherlands Collateral Documents and as Existing Netherlands Administrative Agent with respect to Section 9.23

By:	/s/ Matthew Sparkes
Name:	Matthew Sparkes
Title:	Authorized Signatory

BARCLAYS BANK PLC, as a Lender and Existing Lender

By:	/s/ Komal Ramkirath
Name:	Komal Ramkirath
Title:	Assistant Vice President

Signature Page to Amendment No. 1 to DIP Credit Agreement

CITIBANK, N.A., as a Lender and Existing Lender

By:	/s/ Christopher Marino
Name:	Christopher Marino
Title:	Director & Vice President

FIFTH THIRD BANK, NATIONAL ASSOCIATION as a Lender and Existing Lender

By:	/s/ Donald K. Mitchell
Name:	Donald K. Mitchell
Title:	Vice President

Signature Page to Amendment No. 1 to DIP Credit Agreement